UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 18, 2018
(Date of earliest event reported)

ANAPTYSBIO, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-37985	20-3828755
(Commission File Number)	(IRS Employer Identification No.)

10421 Pacific Center Court, Suite 200 San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 362-6295
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
⃞ Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
⃞ Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.        Entry into a Material Definitive Agreement.

Entry into Trex Enterprises Sublease
On May 18, 2018, AnaptysBio, Inc. (“AnaptysBio”) entered into that certain Sublease (the “Sublease”) with Trex Enterprises Corporation, a California corporation, with respect to facilities in the building at 10455 Pacific Center Court in San Diego, California (the “San Diego Building”).
Under the Sublease, AnaptysBio has agreed to sublease approximately 18,322 square feet of space in the San Diego Building for a term of 40 months, beginning on July 7, 2018 (or on a later date as described in the Sublease). The term of the Sublease includes three options to extend the term of the lease for an additional year. The monthly base rent will be $1.65 per rentable square foot, and will be increased by 3% annually. AnaptysBio is also responsible for real estate taxes, building insurance, maintenance and its pro rata share of direct expenses and utilities.
The description of the Sublease contained herein does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Sublease, a copy of which will be filed as an exhibit to AnaptysBio’s next quarterly report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AnaptysBio, Inc.

Date: May 23, 2018                By:    /s/ Dominic Piscitelli

Name: Dominic Piscitelli
Title: Chief Financial Officer